ON2 TECHNOLOGIES, INC.
                               21 Corporate Drive
                             Clifton Park, NY 12065



Eric Ameres
10 Schermerhorn Rd.
Cohoes, NY 12047


Dear Eric:

This agreement is entered into and shall become effective as of the 11th day of May 2005, by and between On2 Technologies, Inc. (hereinafter "On2" or "employer") and Eric Ameres (hereinafter "employee").

On2 agrees to extend employee's contract dated September 16, 2003 for one year. The term of the extension will commence on the date hereof and terminate on September 15, 2006.

All the terms and conditions set forth in the employee's contract dated September 16, 2003 shall apply to the one-year extension term.

Sincerely yours,

ON2 TECHNOLOGIES, INC.


BY: /s/ Douglas A. McIntyre
    -----------------------------------
    Name:  Douglas A. McIntyre
    Title: Chairman, President and CEO


/s/ Eric Ameres
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Eric Ameres